UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                     )

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HILL INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 7, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Hill International, Inc. (the “Company”) which will be held at the principal executive offices of the Company, 303 Lippincott Centre, Marlton, New Jersey 08053, on Tuesday, June 10, 2008 at 3:00 p.m. Eastern Time.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to submit your proxy by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. I look forward to greeting as many of our fellow stockholders as possible.

Sincerely,

Irvin E. Richter

Chairman and Chief Executive Officer

Hill International, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

Hill International, Inc. (the “Company”) will hold its Annual Meeting of Stockholders at 303 Lippincott Centre, Marlton, NJ 08053 on Tuesday, June 10, 2008, at 3:00 p.m. Eastern Time. We are holding the meeting for the following purposes:

1.	To elect two members of the Board of Directors, whose terms are described in the proxy statement;

2.	To approve an increase in the number of shares issuable under the Company’s 2006 Employee Stock Option Plan;

3.	To approve the Company’s 2007 Restricted Stock Grant Plan;

4.	To approve the Company’s 2008 Employee Stock Purchase Plan; and

5.	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Only holders of record of common stock of the Company at the close of business on April 16, 2008 are entitled to notice of and to vote at the Annual Meeting. The vote of each stockholder is important to us. If you do not expect to attend the meeting in person and desire to have your shares represented and voted at the meeting, please fill in, sign, date and promptly return the enclosed proxy card in the accompanying envelope. No postage is necessary if mailed in the United States. Please see the instructions on your proxy card. If you do attend the meeting, you may revoke your proxy and vote in person.

By order of the Board of Directors,

William H. Dengler, Jr.

Secretary

Marlton, New Jersey

May 7, 2008

i

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Hill International, Inc. (“Hill” or the “Company”) of proxies to be voted at our Annual Meeting of Stockholders, to be held on Tuesday, June 10, 2008, and at any meeting following adjournment or postponement of the Annual Meeting. The Annual Meeting will begin at 3:00 p.m. Eastern Time, and it will be held at 303 Lippincott Centre, Marlton, NJ 08053. Stockholders will be admitted beginning at 2:00 p.m. Eastern Time. We are first mailing this proxy statement and proxy card (including voting instructions) on or about May 7, 2008, to persons who were stockholders at the close of business on April 16, 2008, the record date for the meeting.

VOTING

Who Can Vote?

You are entitled to vote at the Annual Meeting all shares of the Company’s common stock that you held as of the close of business on the record date. Each share of common stock is entitled to one vote with respect to each matter properly brought before the meeting.

On April 16, 2008, there were 40,790,422 shares of common stock outstanding.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the meeting.

Who Is the Record Holder?

You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares are registered directly in your name, we are sending these proxy materials directly to you. If the record holder of your shares is a nominee, you will receive proxy materials from such record holder.

How Do I Vote?

If you are the record holder:

•

By Mail. If you choose to vote by mail, mark your proxy, date and sign it, and return it in the postage-paid envelope provided. Your vote by mail must be received by the close of business on June 9, 2008.

•	By Attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares in person.

If your stock is held by brokers, banks or other nominees:

If your common stock is held by a broker, bank or other nominee, you will receive instructions from such nominee that you must follow in order to have your shares voted.

If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of common stock on April 16, 2008.

If you hold your shares through a broker, your shares may be voted even if you do not vote or attend the Annual Meeting. Under the rules of the New York Stock Exchange, member brokers who do not receive instructions from beneficial owners will be allowed to vote on the election of Directors.

The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person.

How Many Votes Are Required?

A quorum is required to transact business at the Annual Meeting. We will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares entitled to vote are present at the meeting, either in person or by proxy.

If a quorum is present, a plurality of votes cast is required to elect Directors. Thus, a Director may be elected even if the Director receives less than a majority of the shares represented at the meeting. Proxies cannot be voted for a greater number of nominees than are named in this Proxy Statement.

All other matters to come before the Annual Meeting require the approval of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote.

How Are Votes Counted?

All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with the instructions given. If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted as recommended by the Board of Directors: “for” the nominees for Director.

Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. However, any shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter. Accordingly, marked abstentions and broker non-votes will have no effect on the outcome of a vote.

How Can I Revoke My Proxy or Change My Vote?

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting.

Who Will Pay the Expenses of Proxy Distribution?

The Company will pay the expenses of the preparation of the proxy materials and the solicitation of proxies. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail or facsimile or other electronic means. In accordance with the regulations of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of the Company’s stock.

ITEM 1 – ELECTION OF DIRECTORS

The Board of Directors (the “Board”) is divided into three classes. One class is elected each year for a term of three years.

Two Directors will be elected at this Annual Meeting to serve for a three-year term expiring at our Annual Meeting in 2011. The Board has nominated David L. Richter and Alan S. Fellheimer to serve for the term expiring in 2011. You can find information about Messrs. Richter and Fellheimer below.

The persons named in the proxy card will vote such proxy “for” the election of Messrs. Richter and Fellheimer unless you indicate that your vote should be withheld. If elected, each of Messrs. Richter and Fellheimer will continue in office until his successor has been duly elected and qualified, or until the earliest of his death, resignation, retirement or removal. Each of Messrs. Richter and Fellheimer has indicated to the Company that he will serve if elected. We do not anticipate that either Mr. Richter or Mr. Fellheimer will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board.

The Board of Directors recommends a vote FOR the election of Messrs. Richter and Fellheimer as Directors.

NOMINEES FOR DIRECTOR – TERM EXPIRING IN 2011

DAVID L. RICHTER was President and Chief Operating Officer of our predecessor company, Hill International, Inc., which is sometimes referred to hereinafter as “Old Hill,” from April 2004 until June 28, 2006, and he was a member of its Board of Directors from February 1998 until June 28, 2006. On June 28, 2006, he was appointed President and Chief Operating Officer of the Company and a member of our Board of Directors. He was President of Old Hill’s Project Management Group from April 2001 to March 2004. Before that, Mr. Richter was Old Hill’s Senior Vice President, General Counsel and Secretary from August 1999 to March 2001 and Vice President, General Counsel and Secretary from April 1995 to August 1999. Prior to joining Old Hill, he was an attorney with the New York City law firm of Weil, Gotshal & Manges LLP from 1992 to 1995. Mr. Richter is a member of the Young Presidents’ Organization and served on the Board of Directors of the Construction Management Association of America (“CMAA”) from 2001 to 2007. He earned a B.S. in management, a B.S.E. in civil engineering and a J.D. from the University of Pennsylvania. Mr. Richter is a son of Irvin E. Richter. Age: 41.

ALAN S. FELLHEIMER has been a Director of Hill since June 28, 2006. Mr. Fellheimer has been Chairman of the Board of the Pennsylvania Business Bank since he founded the state-chartered commercial bank in September 1998, and served as its President and CEO from 1998 until 2006. He has also been a Member of the Philadelphia law firm of Fellheimer & Eichen LLP since January 1998. From 1991 to 1998, Mr. Fellheimer was a Partner in the Philadelphia law firm of Fellheimer Eichen Braverman & Kaskey. During 1991, he was a Partner with the Philadelphia law firm of Spector Gadon & Rosen, P.C. From 1985 to 1990, Mr. Fellheimer was Chairman and Chief Executive Officer of Equimark Corp., then a New York Stock Exchange-listed bank holding company. He currently serves as a Member of the Board of Trustees of Gratz College; a Member of the Board of Trustees of the Pennsylvania Ballet and as a Member of the President’s Advisory Board of Temple University and the Dean’s Advisory Board of the School of Social Policy & Practice of the University of Pennsylvania. Mr. Fellheimer is a Trustee of the Law Foundation of Temple University and a Trustee of the Grand Lodge of Pennsylvania, AYF&AM. Mr. Fellheimer earned his A.B. in liberal arts and his J.D., summa cum laude, from Temple University. He is a member of the New Jersey, New York and Pennsylvania bars. Age: 65.

CONTINUING DIRECTORS – TERM EXPIRING IN 2009

ARNAUD AJDLER was the Chief Financial Officer and Secretary and a member of the Board of Directors of Arpeggio Acquisition Corporation from its inception in April 2004 until June 28, 2006. On June 28, 2006, he resigned those offices but remained a member of the Board of Directors of the Company. Mr. Ajdler has been a

Managing Director of Crescendo Partners, L.P. since December 2005, a Senior Vice President from December 2004 to December 2005 and an investment analyst from September 2003 to December 2004. Since March 2008, Mr. Ajdler has served as a director of Mothers Work, Inc., a designer and retailer of maternity apparel. Since March 2008, Mr. Ajdler has served as a director of O’Charley’s, Inc., a casual dining restaurant company. Since its inception in June 2006, Mr. Ajdler has served as a member of the Board of Directors and the Secretary of Rhapsody Acquisition Corp., an OTC Bulletin Board-listed blank check company formed to effect a business combination with an operating business. From August 2006 until the company was sold in October 2007, Mr. Ajdler served as a director of The Topps Company, Inc., a Nasdaq-listed company. From January 2000 to July 2001, he worked as a management consultant at Mercer Management Consulting, a leading international strategy consulting firm. He also worked as an investment analyst at Tilson Capital, a New York-based hedge fund, as an investment banker at Deutsche Bank, an international financial service provider, and as a management consultant at the Boston Consulting Group. Mr. Ajdler received a B.S. in engineering from the Free University of Brussels, Belgium, an S.M. in aeronautics from the Massachusetts Institute of Technology and an M.B.A from the Harvard Business School. Age: 32.

BRIAN W. CLYMER has been a Director of Hill since June 28, 2006. Mr. Clymer is Senior Vice President of External Affairs for Prudential Financial, Inc. where he has worked since July 1997. Prior to Prudential, he served as New Jersey State Treasurer under Governor Christine Todd Whitman from 1994 to 1997. Prior to that, Mr. Clymer was President and Chief Executive Officer of Railway System Design, Inc. and Vice President of its parent company, Gannett Fleming, Inc., an engineering design firm, from 1993 to 1994. From 1989 to 1993, he served under President George H.W. Bush as Administrator of the U.S. Department of Transportation’s Federal Transit Administration. Mr. Clymer has served on numerous Boards of Directors, including the New Jersey Sports and Exposition Authority, the New Jersey Casino Reinvestment Development Authority, the New Jersey Performing Arts Center, the Southeastern Pennsylvania Transportation Authority, the American Public Transportation Association, and Motor Coach Industries International, Inc., then a New York Stock Exchange-listed designer and manufacturer of buses and coaches. He currently serves on the Board of Directors of the New Jersey Alliance for Action, the Prudential Financial, Inc. Political Action Committee, the Independent College Fund of New Jersey and Longport, Inc., an OTCBB-listed medical technology company. Mr. Clymer earned his B.S. in business and economics from Lehigh University. He is a Certified Public Accountant in the Commonwealth of Pennsylvania. Age: 60.

CONTINUING DIRECTORS – TERM EXPIRING IN 2010

IRVIN E. RICHTER was Chairman of the Board of Directors of Old Hill from 1985 until June 28, 2006, and he was its Chief Executive Officer and a member of its Board of Directors since he founded Old Hill in 1976. On June 28, 2006, he was appointed Chairman of the Board of Directors and Chief Executive Officer of the Company. He has also been Chairman of the Board of Directors of Proton Therapy, Inc., a company involved in the development and operation of cancer treatment centers, since June 2005. In 2002, he was selected as a Fellow by the CMAA for his contributions to the construction management industry. Mr. Richter holds a B.A. in government from Wesleyan University and a J.D. from Rutgers University School of Law at Camden and received Distinguished Alumnus Awards from both universities. Mr. Richter is the father of David L. Richter. Age: 63.

ERIC S. ROSENFELD was the Chairman of the Board, Chief Executive Officer and President of Arpeggio Acquisition Corporation from its inception until June 28, 2006. On June 28, 2006, he resigned those offices but remained a member of the Board of Directors of the Company. Mr. Rosenfeld has been the President and Chief Executive Officer of Crescendo Partners, L.P., a New York-based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, Mr. Rosenfeld had been Managing Director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. for fourteen years He was Chairman of the Board of Spar Aerospace Ltd., a company that provides repair and overhaul services for aircraft and helicopters used by governments and commercial airlines, from May 1999 through November 2001, until its sale to L-3 Communications. Since 2003, Mr. Rosenfeld has been a director and chairman of the strategic planning committee and the non-executive chairman of the board of directors of CPI Aerostructures Inc., an American Stock Exchange-listed company engaged in the contract production of structural aircraft parts principally for the United States Air Force and other branches of the U.S. armed forces. Since October 2005, he has been chairman of the board of Computer Horizons Corp., a Nasdaq-listed information technology services company. Since July 2007, Mr. Rosenfeld has served on the board of directors of Matrikon Inc., a Toronto Stock Exchange-listed provider of solutions for industrial intelligence. Since February 2008, he has served on the board of directors of DALSA Corporation, a Toronto Stock Exchange-listed company that designs and manufactures digital imaging products. He is also chairman of the board and CEO of Rhapsody Acquisition Corporation, an OTCBB-listed blank check company formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating company. Mr. Rosenfeld is a director of Emergis Inc., a Toronto Stock Exchange-listed company that enables the electronic processing of transactions in the finance and healthcare industries, from July 2004 until its sale to TELUS Corporation in January 2008. He was a director of Sierra Systems Group Inc., a Toronto Stock Exchange-listed information technology, management consulting and systems integration firm until its sale in January 2007. From October 2005 through March 2006, Mr. Rosenfeld served as a director of the Geac Computer Corporation Limited, a Toronto Stock Exchange and Nasdaq-listed enterprise software company that was acquired by Golden Gate Capital. Mr. Rosenfeld served as a director and head of the special committee of Pivotal Corporation, a Canadian-based customer relations management software company that was sold to chinadotcom in February 2004. Mr. Rosenfeld also served as a director of AD OPT Technologies, Inc., a Toronto Stock Exchange-listed company from April 2003 to November 2004, when it was acquired by Kronos Inc. Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization, and the Value Investing Congress. He is a faculty member at the Director’s College. He has also been a regular guest host on Squawk Box and other CNBC programs. Mr. Rosenfeld received an A.B. degree in economics from Brown University and an M.B.A. from the Harvard Business School. Age: 50.

WILLIAM J. DOYLE has been a Director of Hill since June 28, 2006. Mr. Doyle has been retired from full-time employment since June 1999. From 1993 to 1999, he was Chairman and Chief Executive Officer of Paolin & Sweeney, Inc., an advertising and public relations firm. Before that, he was Vice Chairman of the Board of Directors of Hill from 1985 to 1992. Mr. Doyle has served as Chairman of the Delaware River Port Authority, as Chairman of the Philadelphia Area Transportation Corp., as Chairman of the Executive Committee of the Tri-State Regional Port Development Corp., and as President of the Philadelphia Chapter of the Young Presidents’ Organization. He served on the Board of Directors of STV Group, Inc., then a Nasdaq-listed engineering, architecture and construction management firm, from 1993 to 2001. He has also served on the Board of Directors of the American Cinematheque, the Philadelphia College of Performing Arts, the American Public Transportation Association, and the CMAA. Age: 77.

CORPORATE GOVERNANCE

Pursuant to the Delaware General Corporation Law and the Company’s By-laws, the Company’s business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have seven members on our Board.

During fiscal 2007 the Board held seven meetings and the committees held a total of nine meetings. Each incumbent Director attended more than 75% of the total number of meetings of the Board of Directors and the Board committees of which he was a member during the period he served as a Director in fiscal 2007. Although, we do not have a policy requiring all Directors to attend annual meetings of stockholders, we expect all Directors to attend, absent extenuating circumstances.

COMMITTEES OF THE BOARD OF DIRECTORS

During fiscal 2007, the Board of Directors had standing Audit, Compensation, and Governance and Nominating Committees. The charter of each committee is available on our website at www.hillintl.com, in the “Investor Relations” section.

Audit Committee. During fiscal year 2007, the Audit Committee consisted of Brian W. Clymer (Chairman), Alan S. Fellheimer and William J. Doyle. Members of the Committee are non-management directors who, in the opinion of the Board, satisfy the independence criteria established by the Board and the standards of the SEC. The Company has determined that Brian W. Clymer qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. For additional information regarding the experience and background of Mr. Clymer, see “Item 1 – Election of Directors” above.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by Hill to its stockholders, the Securities and Exchange Commission and others, monitoring the Company’s financial reporting processes and internal control systems, and retaining Hill’s independent auditors and overseeing their audit activities. The Audit Committee reviews the independent auditors’ qualifications and independence, as well as the Company’s compliance with its ethics policies and with applicable legal and regulatory requirements. The Audit Committee also reviews and approves any transactions between Hill and any related parties. During fiscal 2007, the Audit Committee met five times. The report of the Audit Committee is included in this proxy statement.

Compensation Committee. During fiscal 2007, the Compensation Committee consisted of William J. Doyle (Chairman), Eric S. Rosenfeld, and Brian W. Clymer. The Compensation Committee oversees Hill’s executive compensation programs. The Compensation Committee reviews and recommends to the Board for approval the compensation arrangements for all of the Company’s executive officers. During fiscal 2007, the Compensation Committee met three times. The processes of the Compensation Committee are described below in the “Compensation Discussion and Analysis” section of this proxy statement, under the subsection “— Role of the Compensation Committee and Management.”

Governance and Nominating Committee. During fiscal 2007, the Governance and Nominating Committee consisted of Alan S. Fellheimer (Chairman), William J. Doyle and Arnaud Ajdler. The Governance and Nominating Committee oversees matters relating to the evaluation and recommendation to the Board of the persons to be nominated for election as directors at any meeting of stockholders, and the persons to be appointed by the Board to fill any vacancy on the Board.

The Governance and Nominating Committee carefully considers all director candidates recommended by our stockholders, and the Governance and Nominating Committee does not and will not evaluate such candidate recommendations any differently from the way it evaluates other candidates. In its evaluation of each proposed candidate, the Governance and Nominating Committee considers many factors including, without limitation, the individual’s experience, character, integrity, demonstrations of judgment and ability, and financial and other special expertise. Any stockholder who wishes to recommend an individual as a nominee for election to the Board should submit such recommendation in writing by mail to Hill International, Inc., 303 Lippincott Centre, Marlton, NJ 08053, Attn: Chairman of Governance and Nominating Committee, together with information regarding the experience, education and general background of the individual and a statement as to why the stockholder believes such individual to be an appropriate candidate for the Board of Directors of Hill. Such recommendation should be provided to Hill no later than 80 days prior to the anniversary of the date of the notice accompanying these proxy materials. During fiscal 2007, the Governance and Nominating Committee held one meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Overview. The Company’s compensation philosophy is that its compensation program for its executive officers should further the Company’s mission of maximizing long-term stockholder value, client relationships, excellent financial performance, quality of service and employee satisfaction. The Executive Officer Compensation Philosophy of the Company was formally adopted by the Compensation Committee during the first quarter of the Company’s fiscal 2007 year.

Performance. The Company’s compensation philosophy links several elements of the compensation program to each executive officer’s individual performance. These elements are the base salary and long-term stock-based incentive compensation. The Company’s policy is that the Compensation Committee and the Board will consider an executive officer’s performance in setting those two elements of compensation. In addition, the Compensation Committee and the Board, in their discretion, may provide short-term incentives to the Company’s executive officers to reward performance that exceeds particular expectations in cases where such performance would not otherwise be rewarded by the other elements of the Company’s compensation program.

Alignment. Alignment of the compensation of the Company’s executive officers with the interests of the Company’s stockholders is one of the core principles of the Company’s compensation philosophy. The means of implementing this principle is primarily the use of stock-based incentive compensation as a component of the Company’s compensation program.

Retention. Retention of the Company’s executive officers is one of the core objectives of the Company’s compensation philosophy. Each element of the total compensation program is designed to enable the Company to retain the services of its executive officers, consistent with the Company’s overall business strategy.

Determining Compensation. The Company does not use mathematical formulas to determine any element of its compensation program or the total compensation program for its executive officers. In setting each element of compensation, though, the Compensation Committee considers all of the other elements of each executive officer’s total compensation package, including base salary, benefits, other cash compensation and equity-based compensation. The Company does not determine compensation based on pre-determined formulas that are based on particular business segment performance or other measures of Company performance. The Company’s reason for not using formulas to link its compensation determinations to any such measures is that the Compensation Committee believes it can most effectively reward, motivate, challenge and retain its executive officers by taking into account all of the facts and circumstances of the Company’s and the particular executive officer’s performance and that the appropriate, specific weight for each of the factors and circumstances of performance will generally not be determinable in advance.

Employment Agreements. Irvin E. Richter and David L. Richter have employment agreements with the Company, each of which is for a term expiring on June 27, 2009. These agreements provide that, in the event of the termination of either executive’s employment by the Company without cause (as defined in the employment agreement), the Company will pay the executive a lump sum equal to the remaining balance of his base salary for the remainder of the term of the agreement, but in no event less than one year’s base salary. Each agreement also provides for the continuation of certain benefits upon any such termination without cause, including continuation of health benefits for one year except where comparable health insurance is available from a subsequent employer.

Role of the Compensation Committee and Management. As part of compensation decisions made in the first quarter of the Company’s fiscal 2007 year, senior management of the Company made recommendations to the Compensation Committee of the Board, including recommended levels of compensation for the Company’s chief executive officer, chief operating officer and chief financial officer, as well as other executive officers of the Company. Our chief executive officer, our chief financial officer and our three other most highly compensated executives are sometimes collectively referred to as our named executive officers. Senior management’s recommendations also included recommended grants of stock and of options for the named executive officers, for other executive officers of the Company, and for officers of the Company and of the Company’s subsidiaries. The Compensation Committee reviewed the recommendations of senior management and discussed those recommendations with an outside consultant after which point the Compensation Committee made its determinations and recommendations to the Board for the Board’s approval of the compensation levels for the named executive officers as well as other executive officers of the Company.

Role of Compensation Consultant. The Board and the Compensation Committee were advised by a compensation consultant, Buck Consultants, a full-service human resources consulting company. Buck Consultants reviewed the Company’s equity-based incentive compensation for over 80 of its officers, as well as the Company’s packages of cash and equity-based compensation for its Chairman and Chief Executive Officer and for its President and Chief Operating Officer. In conducting its review, Buck Consultants made use of compensation data from a group of comparable companies of a size similar to that of the Company.

Equity Grant Practices. The exercise price of each stock option granted to the named executive officers, as well as to other officers of the Company, was the closing price of the Company’s stock on the date of grant except for David L. Richter whose exercise price is $8.44, because his ownership of the Company exceeded 10% at the time of the grant. The Company has not in the past and does not intend in the future to coordinate its grants of stock options with the release of material non-public information. The Company has not, as of the date of this proxy statement, adopted a policy covering compensatory equity grants. The Company does not have a policy on the re-pricing of its stock options.

Share Ownership Guidelines. The Company does not have a policy with respect to the ownership of its common stock by its named executive officers or other senior executives. As of the date of this report, all of the named executive officers own Company stock.

Tax Deductibility of Compensation. The Company does not have a policy with respect to compliance with the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, which imposes a $1 million limit on the amount that a public company may deduct as an expense for compensation paid to the Company’s named executive officers.

Elements of Compensation.

Base Salary. The Company believes that a competitive base salary forms the foundation for a compensation package that is necessary to attract, retain and motivate the Company’s executive officers. The Company’s base salaries are targeted at the high end of the Company’s industry and are adjusted to recognize varying levels of responsibility, individual performance, business segment performance, and internal Company issues. The Compensation Committee reviews each executive officer’s base salary on an annual basis.

Long-Term Stock-Based Incentive Compensation. In order to advance the Company’s objective of linking executive and employee compensation to performance, significant portions of the total compensation packages designed for most of Hill’s executives consisted of long term incentive compensation including stock options and grants of restricted stock. These forms of compensation are designed to motivate and reward the Company’s executive officers for maximizing stockholder value and are designed to encourage the long term employment of the Company’s key executives and employees. When awarding long term incentive compensation, the Compensation Committee considers an executive officer’s level of responsibility, prior experience, stock ownership and individual performance. Generally, the Compensation Committee starts with a pool of incentive compensation that has been recommended to the Compensation Committee by senior management of the Company and apportions the pool according to these considerations.

Short-Term Incentive Awards. The Compensation Committee and the Board, in their discretion, may establish short term incentives from time to time. The Company’s objective in providing short term incentives is to reward performance that has exceeded specific expectations in circumstances where no other element of the Company’s compensation program would otherwise reward such performance.

Other Compensation. Prior to our merger on June 28, 2006 with our predecessor entity, Old Hill, which was a closely held company, Old Hill provided perquisites, personal benefits and other forms of compensation to its senior officers. Substantially all of the compensation of this nature was discontinued on June 28, 2006 with the effectiveness of the merger of Old Hill into the Company. At this time, the forms of other compensation that are provided to our named executive officers are generally available to all employees of the Company on a non-discriminatory basis. These elements of compensation include, without limitation, benefits packages typical for companies of our size and the option to be paid in cash for vacation, sick days and/or personal days not taken. In addition, our Chairman and Chief Executive Officer receives payments for (i) membership in one country club, (ii) one automobile for his use, and (iii) certain life insurance premiums for him, and our President and Chief Operating Officer is reimbursed for the cost of two automobiles, in each case pursuant to the specific terms of their respective employment agreements.

Fiscal 2007 Compensation Paid to the Named Executive Officers.

For fiscal 2007, the Compensation Committee approved changes to the annual base salaries of our named executive officers. As a result of those changes, we paid the following base salaries in 2007 to our named executive officers:

Named Executive Officer	Base Salary
Irvin E. Richter, Chairman and Chief Executive Officer	$900,000
David L. Richter, President and Chief Operating Officer	500,000
Raouf S. Ghali, President, Project Management Group (International)	427,583
Hans A. Van Winkle, President, Project Management Group (Americas)	400,000
Frederic Z. Zamelian, President, Construction Claims Group	400,000
John Fanelli III, Senior Vice President and Chief Financial Officer	260,000

The base salaries were targeted at the high end of the Company’s industry and these target amounts were adjusted to recognize the varying levels of responsibility, individual performance and business segment performance relevant to the particular executive officer. The goal of the Compensation Committee in approving base salaries is to provide a competitive package that will attract, retain and motivate the executive officers of the Company.

In addition, the Compensation Committee set a target bonus amount of $400,000 for fiscal 2007 for the President and Chief Operating Officer, which target was based on the Company’s achievement of an operating profit goal established by the Board. In the past, the Company generally did not make awards of annual bonuses to its executive officers, and the Compensation Committee did not set target bonuses for 2007 for other executive officers of the Company.

The Compensation Committee also approved certain grants of options and shares of common stock to a number of its officers and employees. The purpose of those grants was to retain, motivate and provide additional incentives to those officers and employees of the Company whose contributions are essential to the growth and success of the Company by enabling them to participate in the long term growth of the Company through stock ownership. The following grants of stock options were made to the named executive officers of the Company: President and Chief Operating Officer, 50,000 options; President, Project Management Group (Americas), 50,000 options; President, Project Management Group (International), 25,000 options; President, Construction Claims Group, 25,000 options; and, Senior Vice President and Chief Financial Officer, 50,000 options. The Compensation Committee approved the award of the following grants of restricted stock to its named executive officers: President and Chief Operating Officer, 50,000 shares; President, Project Management Group

(International), 25,000 shares; President, Construction Claims Group, 25,000 shares. The grants of shares were made subject to approval of the Company’s 2007 Restricted Stock Grant Plan. See, Item 3, below.

Compensation for Non-Employee Directors in 2007. Non-employee Directors’ compensation is set by the Board at the recommendation of the Compensation Committee. Following the merger of the Company on June 28, 2006, this committee recommended and the Board approved a compensation and benefit program for non-employee Directors. In developing its recommendations, the committee was guided by the following goals: compensation should fairly pay Directors for work required in order to serve on the Board of Directors of the Company; compensation should align Directors’ interests with the long term interests of stockholders; and the structure of the compensation should be easy for stockholders to understand. The Compensation Committee and the Board approved an annual compensation package for each non-employee Director consisting of a $30,000 Director’s fee in cash, five-year stock options exercisable for 5,000 shares of common stock of the Company, and stock grants of 6,000 shares of common stock of the Company. In addition, the chairman of the Compensation Committee and the chairman of the Governance and Nominating Committee each receive an annual committee chairman’s fee of $2,000 in cash, and the chairman of the Audit Committee receives an annual committee chairman’s fee of $4,500 in cash.

Compensation Committee Report. The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following Directors who comprise the Compensation Committee:

William J. Doyle (Chairman)

Brian W. Clymer

Eric S. Rosenfeld

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company encourages stockholder communications with the Board of Directors but does not have a formal process. All such communications should be sent to William H. Dengler, Jr., Corporate Secretary, by mail at the Company’s principal executive office: 303 Lippincott Centre, Marlton, NJ 08053. Mr. Dengler will circulate them to the members of the Board. If the communication is directed to a particular Director, Mr. Dengler will forward the communication to that Director. The Board does not screen stockholder communications.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Eric S. Rosenfeld, who is a member of our Compensation Committee, served as the Chairman, President and Chief Executive Officer of the Company from its inception until its merger with Old Hill on June 28, 2006. Mr. Rosenfeld did not receive any salary or Director’s fees for his service to the Company in those capacities. William J. Doyle, who is also a member of our Compensation Committee, was an officer of our predecessor company, Old Hill, from 1979 until 1992.

CODE OF ETHICS

The Company has adopted a code of ethics in accordance with SEC regulations, applicable to all Directors and employees, including the Chairman and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, the Senior Vice President and Chief Accounting Officer and any other employee with any responsibilities for the preparation and filing of documents with the SEC. The Company’s Code of Ethics and Business Conduct is available on our website, www.hillintl.com.

DI RECTOR COMPENSATION

Our non-employee Directors received the following amounts of compensation in fiscal 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Arnaud Ajdler	$30,000	$42,060	$9,387	—	—	—	$58,140
Brian W. Clymer	$34,500	$42,060	$9,387	—	—	—	$60,390
William J. Doyle	$32,000	$42,060	$9,387	—	—	—	$59,140
Alan S. Fellheimer	$32,000	$42,060	$9,387	—	—	—	$59,140
Eric S. Rosenfeld	$30,000	$42,060	$9,387	—	—	—	$58,140

(1)	Each non-employee Director was granted 6,000 shares of the Company’s common stock on August 9, 2007.

(2)	Each non-employee Director was granted an option to purchase 5,000 shares of the Company’s common stock at an exercise price of $7.01 per share, on August 9, 2007. The fair value of the options was $1.88 per share, determined using the Black-Scholes option valuation model.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Hill’s Board of Directors assists the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by Hill to stockholders, the Securities and Exchange Commission and others, monitoring the Company’s financial reporting processes and internal control systems, and retaining and overseeing the Company’s independent auditors and internal auditors. The Audit Committee also monitors Hill’s compliance with the Company’s Code of Ethics and Business Conduct and with applicable legal and regulatory requirements. A more complete description of the duties and responsibilities of the committee is set forth in the Audit Committee’s charter, which has been adopted by the Board of Directors. A copy of the Audit Committee charter is posted on the Company’s website, at www.hillintl.com.

Management is responsible for the financial reporting process (including establishing and maintaining Hill’s system of internal controls) and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. Amper, Politziner & Mattia, P.C. (“Amper”), the Company’s independent auditors, is responsible for auditing those financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements of Hill for the year ended December 31, 2007 with management of the Company and with representatives of Amper. In addition, the Audit Committee reviewed and discussed management’s evaluation of the Company’s internal control over financial reporting.

The Audit Committee has also discussed with Amper the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The committee has received from Amper the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Amper their independence. Furthermore, the committee has considered whether the provision of non-audit services to Hill by Amper is compatible with maintaining the auditors’ independence. The Audit Committee has satisfied itself as to the independence of Amper.

Based on the reviews and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Hill’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Brian W. Clymer (Chairman)

William J. Doyle

Alan S. Fellheimer

Services and Fees of the Independent Auditors for 2006 and 2005

Amper served as Old Hill’s independent auditors for the period of fiscal 2006 from January 1, 2006 until June 28, 2006. Following our merger, which took place on June 28, 2006, Amper was appointed by the Audit Committee to serve as the Company’s independent auditors. Amper’s fees and expenses for services rendered in the past two fiscal years are set forth in the table below. The Audit Committee pre-approved all services incurred by the Company in fiscal 2007.

Type of Fees	2007	2006
Audit Fees(1)	$938,341	$1,102,000
Audit-Related Fees(2)	1,969	34,000
Tax Fees(3)	23,400	38,500
All Other Fees	—	—

Total Fees	$963,710	$1,174,500

(1)	Audit fees consist of fees billed by Amper related to the audit of Hill’s consolidated financial statements, the review of the financial statements included in Hill’s quarterly reports on Form 10-Q, and services that are normally required in connection with Hill’s regulatory filings.

(2)	Audit-related fees consist of fees billed by Amper for compliance matters and transaction and accounting consultation.

(3)	Tax fees consist of fees billed by Amper for tax consulting and advisory services.

Pre-Approval Policy of Audit Services and Permitted Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services and are pre-approved in one of two methods. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Committee’s responsibilities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). The Chairman of the Audit Committee will have the authority to grant pre-approvals of audit and permissible non-audit services by the independent auditors, provided that all pre-approvals by the Chairman must be presented to the full Audit Committee at its next scheduled meeting. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors and to any consultants, experts or advisors engaged by the Audit Committee.

Changes in Our Independent Auditors

On June 28, 2006, the Company, then known as Arpeggio Acquisition Corporation, dismissed BDO Seidman, LLP (“BDO”) as its independent auditors in connection with the closing that day of the merger of Hill International, Inc., our predecessor company, with and into the Company. The decision was approved by the Board of Directors of the Company. In connection with the merger, the Company changed its name to Hill International, Inc.

The report of BDO on the Company’s balance sheet as of December 31, 2005, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2005 and the period from April 2, 2004 (inception) to December 31, 2005, respectively, did not contain an adverse opinion or disclaimer of opinion. However, such report dated February 28, 2006 contained an explanatory paragraph relating to the ability of the Company to continue as a going concern.

During the Company’s fiscal period ended December 31, 2005 and during the subsequent interim periods preceding the termination, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO would have caused BDO to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

There were no reportable events as described in Item 304 (a)(i)(v) of Regulation S-K during the period from April 2, 2004 (inception) to December 31, 2005.

Effective August 14, 2006, Hill engaged Amper as its independent auditors. The decision to engage Amper as Hill’s independent auditors was made by the Audit Committee of our Board of Directors.

Hill did not at any time prior to its engagement of Amper consult with Amper regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Hill’s financial statements, resulting in provision of any written report or oral advice to Hill which Amper concluded was an important factor considered by Hill in reaching a decision as to an accounting, auditing or financial reporting issue. In addition, Hill did not, at any time prior or subsequent to such engagement, consult with Amper regarding any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-X) or reportable event (as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-X).

EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Age	Position
Irvin E. Richter	63	Chairman and Chief Executive Officer
David L. Richter	41	President and Chief Operating Officer
Hans A. Van Winkle	58	President, Project Management Group (Americas)
Raouf S. Ghali	46	President, Project Management Group (International)
Frederic Z. Samelian	61	President, Construction Claims Group
John Fanelli III	53	Senior Vice President and Chief Financial Officer
Ronald F. Emma	56	Senior Vice President and Chief Accounting Officer
William H. Dengler, Jr.	41	Senior Vice President and General Counsel
Catherine H. Emma	48	Senior Vice President and Chief Administrative Officer
Thomas J. Spearing III	41	Senior Vice President and Chief Strategy Officer

Officers are not appointed for fixed terms. Biographical information for our current officers who are not also Directors follows:

HANS A. VAN WINKLE has been President of our Project Management Group (Americas) since November 2006. Prior to joining Hill, Mr. Van Winkle was Director of the Construction Industry Institute, a non-profit consortium that is part of the University of Texas at Austin’s College of Engineering, from August 2003 to October 2006. Before that, he spent more than 30 years in various positions with the U.S. Army Corps of Engineers, eventually rising to the rank of Major General and serving as Deputy Chief of the Corps from 2001 to 2003. Mr. Van Winkle earned his B.S. in engineering from the U.S. Military Academy at West Point, and his M.P.P. in public policy from the University of California at Berkeley. He is a registered professional engineer in Virginia, and he is a member of the National Academy of Construction.

RAOUF S. GHALI has been President of our Project Management Group (International) since January 2005. Before that, he was our Senior Vice President in charge of project management operations in Europe and the Middle East from June 2001 to December 2004. Before that, Mr. Ghali was a Vice President with us from September 1993 to May 2001. Prior to joining us, he worked for Walt Disney Imagineering from 1988 to 1993. Mr. Ghali has a B.S. degree in business administration and economics and an M.S. in business organizational management from the University of LaVerne.

FREDERIC Z. SAMELIAN has been President of our Construction Claims Group since January 2005. Before that, he was a Senior Vice President with us from March 2003 until December 2004. Before that, Mr. Samelian was President of CONEX International, Inc., a construction dispute resolution firm, from April 2000 to March 2003. From March 2001 to February 2002, he was also an Executive Director with Greyhawk North America, Inc., a construction management and consulting firm. He was a Director with PricewaterhouseCoopers LLP from September 1998 to March 2000, where he managed their construction claims consulting practice in Southern California. Before that, he had worked with Old Hill from October 1983 to August 1998 holding staff and executive positions including that of President and Chief Operating Officer from September 1996 to August 1998. Prior to Old Hill, he worked for Stone & Webster Engineering Corporation in New Jersey and The Kuljian Corporation in Philadelphia. Mr. Samelian has a B.A. in international affairs from George Washington University and an M.B.A. from Southern Illinois University. He is a certified Project Management Professional (Project Management Institute) and a licensed General Building Contractor in California.

JOHN FANELLI III has been Senior Vice President and Chief Financial Officer since September 2006. Before that, Mr. Fanelli was Vice President and Chief Accounting Officer of CDI Corp. from June 2005 until June 2006, and he was the Vice President and Corporate Controller of CDI Corporation (a subsidiary of CDI Corp.) from October 2003 until June 2006. CDI Corp. is a New York Stock Exchange-listed professional services and outsourcing firm based in Philadelphia with expertise in engineering, technical services and information technology. From February 2003 until October 2003, Mr. Fanelli was a financial consultant to Berwind Corporation, an investment management company based in Philadelphia which owns a diversified portfolio of manufacturing and service businesses and real estate. Before that, Mr. Fanelli was employed for 18 years by Hunt Corporation, then a New York Stock Exchange-listed manufacturer and marketer of office products. At Hunt, he served as Vice President and Chief Accounting Officer from 1995 until February 2003, and before that as Director of Budgeting, Financial Analysis and Control, from 1985 to 1995. Before that, for eight years Mr. Fanelli was employed with Coopers & Lybrand in various accounting and auditing positions. Mr. Fanelli earned his B.S. in accounting from LaSalle University, and he is a Certified Public Accountant in Pennsylvania.

RONALD F. EMMA has been Senior Vice President and Chief Accounting Officer since January 2007. Mr. Emma had been Hill’s Senior Vice President of Finance from August 1999 to January 2007. Before that, he was Hill’s Vice President of Finance since 1979. Before joining Hill, he was Assistant Controller of General Energy Resources, Inc., a mechanical contracting firm, and prior to that was a Staff Accountant with the accounting firm of Haskins & Sells. Mr. Emma has a B.S. in accounting from St. Joseph’s University and is a Certified Public Accountant in New Jersey.

WILLIAM H. DENGLER, JR. has been Senior Vice President and General Counsel since March 2007. Mr. Dengler was previously Vice President and General Counsel from January 2002 to March 2007, and Corporate Counsel from April 2001 to December 2001. Mr. Dengler also serves as corporate secretary to Hill and its subsidiaries. Prior to joining Hill, Mr. Dengler served as Assistant Counsel to former New Jersey Governors Donald DiFrancesco and Christine Todd Whitman from September 1999 to April 2001. Mr. Dengler earned his B.A. in political science from Western Maryland College and his J.D. from Rutgers University School of Law at Camden. He is licensed to practice law in New Jersey, as well as before the U.S. Court of Appeals for the Third Circuit and the U.S. Supreme Court.

CATHERINE H. EMMA has been Senior Vice President and Chief Administrative Officer since January 2007. Ms. Emma had been Vice President and Chief Administrative Officer from August 2005 to January 2007. Before that, she served as Hill’s Vice President of Human Resources and Administration. Ms. Emma has been with Hill since 1982. She is certified by the Society for Human Resource Management as a Professional in Human Resources (PHR) and has held professional memberships with Tri-State Human Resources, the Society for Human Resource Management and the BNA Human Resources Personnel Policies Forum. Ms. Emma is the wife of Ronald F. Emma.

THOMAS J. SPEARING III has been Senior Vice President and Chief Strategy Officer of Hill since September 2007. Prior to joining Hill, Mr. Spearing worked for more than ten years with STV Group, Inc., an engineering and construction management firm, most recently as Principal in charge of their Western Region. Before that, he was their Senior Vice President and Chief Strategic Growth Officer. Before joining that firm, he was a Vice President of business development with Hill. Mr. Spearing earned his B.B.A. in computer and information science from Temple University, his B.S. in construction management and his B.S. in civil engineering from Spring Garden College, and his M.S. in management from Rosemont College. He is a member of the American Public Transportation Association, the Women’s Transportation Seminar, New Jersey Business & Industry Association, the Southern New Jersey Development Council, and the New Jersey Alliance for Action, among others.

COMPENSATION TABLES

Summary Compensation Table. The following table contains summary information concerning the annual compensation for our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Irvin E. Richter Chairman and Chief Executive Officer	2007 2006	$900,000 850,000	$	— —	$	— —	$186,551 212,358	(1)	$1,086,551 1,062,358

John Fanelli III Senior Vice President and Chief Financial Officer(2)	2007 2006	260,000 80,103		— —		25,618 —	7,398 —		293,016 80,103

David L. Richter President and Chief Operating Officer	2007 2006	500,000 450,000		400,000 —		23,465 —	61,059 88,646	(3)	984,524 538,646

Raouf S. Ghali President, Project Management Group (International)	2007 2006	427,583 350,000		50,000 —		15,370 —	23,772 11,131	(4)	516,725 361,131

Frederic Z. Samelian President, Construction Claims Group	2007 2006	400,000 330,000		50,000 —		15,370 —	23,016 10,746	(5)	488,386 340,746

(1)	The amount of other compensation consists of the following: (a) $4,500 in matching funds for the Company’s 401(k) plan; (b) $32,682 incurred to provide the executive with an automobile (and related maintenance and other costs); (c) $14,947 for medical and disability benefits; (d) $20,665 for country club dues and related expenses; (e) $17,308 under the Company’s program of reimbursement for time-off not taken; and (f) $96,449 for life insurance premiums.

(2)	Mr. Fanelli was appointed Senior Vice President and Chief Financial Officer on September 6, 2006.

(3)	The amount of other compensation indicated consists of the following: (a) $4,500 in matching funds for the Company’s 401(k) plan; (b) $32,774 incurred to provide the executive with two automobiles (and related maintenance and other costs); (c) $13,347 for medical and disability benefits; (d) $9,615 under the Company’s program of reimbursement for time-off not taken; and (e) $823 for life insurance premiums.

(4)	The amount of other compensation indicated consists of (a) $4,500 in matching funds for the Company’s 401(k) plan; (b) $10,757 for medical and disability benefits; (c) $7,692 under the Company’s program of reimbursement for time-off not taken; and $823 for life insurance premiums.

(5)	The amount of other compensation indicated consists of (a) $4,500 in matching funds for the Company’s 401(k) plan; (b) $9,520 for medical and disability benefits; (c) $8,173 under the Company’s program of reimbursement for time-off not taken; and (d) $823 for life insurance premiums.

GRANTS OF PLAN-BASED AWARDS

2007 Stock Options. The grant date fair value of stock option awards for 2007 was determined using the Black-Scholes option pricing model using the following assumptions: expected volatility – 37.4%; expected dividend yield – 0%; risk-free interest rate – 4.47% and expected term – 5 years. The exercise price for each of the named executive officers is $7.67 except for David L. Richter whose exercise price is $8.44 because his ownership of the Company exceeded 10% at the time of the grant. The following table contains information regarding the fair value of options granted during 2007 and the portion of those grants that was expensed (excluding forfeiture assumptions) in fiscal 2007.

Name	Grant Date	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Share)	Grant date fair value of stock and option awards
Irvin E. Richter	—	—	$—	—
John Fanelli III	2/28/2007	50,000	7.67	$153,705
David L. Richter	2/28/2007	50,000	8.44	140,912
Raouf S. Ghali	2/28/2007	25,000	7.67	76,852
Frederic Z. Samelian	2/28/2007	25,000	7.67	76,852

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date
Irvin E. Richter	—	—	—	$—	—
John Fanelli III	2/28/2007	10,000	40,000	7.67	2/27/2014
David L. Richter	2/28/2007	10,000	40,000	8.44	2/27/2012
Raouf S. Ghali	2/28/2007	5,000	20,000	7.67	2/27/2014
Frederic Z. Samelian	2/28/2007	5,000	20,000	7.67	2/27/2014

OPTION EXERCISES AND STOCK VESTED

The information provided below reflects each exercise of stock options, SARs and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during fiscal 2007 for each of the named executive officers on an aggregated basis:

	Option awards		Stock awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Irvin E. Richter	—	$—	—	$—
John Fanelli III	—	—	—	—
David L. Richter	—	—	—	—
Raouf S. Ghali	—	—	—	—
Frederic Z. Samelian	—	—	—	—

EMPLOYMENT AGREEMENTS

Irvin E. Richter, Hill’s Chairman and Chief Executive Officer, and David L. Richter, Hill’s President and Chief Operating Officer, are each a party to an employment agreement with the Company which is for a term expiring on June 27, 2009. These agreements provide that, in the event of the termination of either executive’s employment by the Company without cause (as defined in each employment agreement), the Company will pay the executive a lump sum equal to the remaining balance of his base salary for the remainder of the term of the respective agreement, but in no event less than one year’s base salary. Each agreement also provides for the continuation of certain benefits upon any such termination without cause, including continuation of health benefits for one year except where comparable health insurance is available from a subsequent employer. In addition, Irvin E. Richter receives payments for (i) membership in one country club, (ii) one automobile for his use, and (iii) certain life insurance premiums, all pursuant to the specific terms of his employment agreement. David L. Richter is reimbursed for the cost of two automobiles, also pursuant to the specific terms of his employment agreement.

RELATED PERSON TRANSACTIONS

Immediately prior to our merger on June 28, 2006, four of our named executive officers exercised options which they held for the common stock of our predecessor company. In the merger, those shares converted into shares of common stock of the Company. Following the consummation of the merger, we agreed to withhold 525,952 shares of our common stock in consideration for payment by us of income taxes due on the exercise of those options. We paid approximately $2.8 million in the aggregate as withholding taxes due on account of the exercise of options by David L. Richter, Raouf S. Ghali, Frederic Z. Samelian and Ronald F. Emma. We are currently holding the 525,952 shares of common stock as treasury stock.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table shows information regarding the beneficial ownership of our common shares as of April 16, 2008 for:

•	each of our directors;

•	each executive officer named in the summary compensation table;

•	all directors and executive officers as a group;

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and

•	each person who is a member of a group that includes any person in any of the foregoing categories.

For purposes of the following table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof, and the right to acquire such power (for example, through the exercise of employee stock options granted by the Company) within 60 days. Unless otherwise noted, the business address of each of our directors and officers is 303 Lippincott Centre, Marlton, New Jersey 08053 and each person’s business telephone number is (856) 810-6200.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned
	Number of Shares	Percent
Irvin E. Richter(1) (2)	10,148,131	24.9%
Wells Fargo & Company(3)	4,514,873	11.1
David L. Richter(1) (4)	4,446,119	10.9
Brady H. Richter (1)	2,534,421	6.2
Eric S. Rosenfeld(5)	1,696,837	4.2
Stuart S. Richter(1) (6)	628,818	1.5
Raouf S. Ghali(7)	114,467	*
Frederic Z. Samelian(8)	93,977	*
Arnaud Ajdler(9)	45,600	*
William J. Doyle(10)	26,500	*
Brian W. Clymer (11)	22,000	*
Alan S. Fellheimer (12)	22,000	*
John Fanelli III(13)	14,357	*
All directors and executive officers as a group (15 persons)	17,309,045	42.4%

*	Represents less than 1.0% of the shares outstanding.

(1)	The address of Brady H. Richter is 68-9 St. Martin’s Lane, London WC2N 4JS, United Kingdom. Each of Irvin E. Richter, David L. Richter, Brady H. Richter and Stuart S. Richter is a member of a group, and each one of them may be deemed to have shared voting and dispositive power over the shares of common stock held by all of the other members of that group. The Richters filed a Schedule 13D/A with the SEC on December 5, 2007.

(2)	Includes 10,448 shares of common stock held in the Company’s 401(k) Plan for the benefit of Mr. Richter.

(3)	The business address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104. The shares beneficially owned by Wells Fargo & Company include shares owned by its subsidiaries, Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC. The foregoing information was derived from a Schedule 13G filed with the SEC on January 23, 2008.

(4)	Includes 10,000 shares of common stock issuable upon the exercise of options held by Mr. Richter and 14,527 shares of common stock held in the Company’s 401(k) Plan for the benefit of Mr. Richter.

(5)

The business address of Mr. Rosenfeld is c/o Crescendo Partners, L.P., 10 East 53rd St., 35th Floor, New York, NY 10022. Includes (a) 120,000 shares of common stock held by the Rosenfeld 1991 Children’s Trust, of which Mr. Rosenfeld’s wife is the sole trustee and (b)10,000 shares of common stock issuable upon the exercise of options held by Mr. Rosenfeld.

(6)	Includes 2,500 shares of common stock issuable upon the exercise of options held by Mr. Richter and 327 shares of common stock held in the Company’s 401(k) Plan for the benefit of Mr. Richter.

(7)	Includes 5,000 shares of common stock issuable upon the exercise of options held by Mr. Ghali and 3,810 shares of common stock held in the Company’s 401(k) Plan for the benefit of Mr. Ghali.

(8)	Includes 5,000 shares of common stock issuable upon the exercise of options held by Mr. Samelian and 327 shares of common stock held in the Company’s 401(k) Plan for the benefit of Mr. Samelian.

(9)

The business address of Mr. Ajdler is c/o Crescendo Partners, L.P., 10 East 53rd St., 35th Floor, New York, NY 10022. Includes 10,000 shares of common stock issuable upon the exercise of options held by Mr. Ajdler.

(10)	Includes 10,000 shares of common stock issuable upon the exercise of options held by Mr. Doyle.

(11)	The business address of Mr. Clymer is c/o Prudential Financial, Inc. 751 Broad Street, Newark, NJ 07102. Includes 10,000 shares of common stock issuable upon the exercise of options held by Mr. Clymer.

(12)	The business address of Mr. Fellheimer is c/o Pennsylvania Business Bank, 1819 John F. Kennedy Boulevard, Suite 210, Philadelphia, PA 19103. Includes 10,000 shares of common stock issuable upon the exercise of options held by Mr. Fellheimer.

(13)	Includes 10,000 shares of common stock issuable upon the exercise of options held by Mr. Fanelli and 357 shares of common stock held in the Company’s 401(k) Plan for the benefit of Mr. Fanelli.

ITEM 2

INCREASE IN SHARES AUTHORIZED FOR

ISSUANCE UNDER 2006 EMPLOYEE STOCK OPTION PLAN

The Company’s 2006 Employee Stock Option Plan (the “2006 Plan”) was approved by our stockholders on June 28, 2006. The board of directors has reviewed the shares currently available under the 2006 Plan and has determined that it is appropriate to increase the maximum number of shares authorized for issuance under the 2006 Plan.

As of April 16, 2008, 1,391 shares have been issued upon the exercise of options under the 2006 Plan and option grants representing 948,000 shares were outstanding under the 2006 Plan. There are 190,000 shares of common stock currently available for awards under the 2006 Plan, which the Board of Directors believes is inadequate for the purpose of providing future incentives. Accordingly, the Board of Directors has determined that increasing the amount of shares of common stock issuable under the 2006 Plan is necessary to enable further grants of stock options to continue to retain and motivate key employees. As a result, the Board of Directors is asking the stockholders to approve an amendment to the 2006 Plan that would increase the number of shares authorized for issuance from 1,140,000 to 3,000,000.

Recommendation and Vote Required

Approval of the proposal to increase to 3,000,000 the number of shares authorized for issuance under the 2006 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock represented in person or by proxy and entitled to vote at the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO INCREASE TO 3,000,000 THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 2006 PLAN.

Summary of the 2006 Plan

The following is a summary of the material provisions of the 2006 Plan and is qualified in its entirety by reference to the complete text of the 2006 Plan, as amended, a copy of which is attached to this proxy statement as Appendix A.

Purpose

The purpose of the 2006 Plan is to enable us to attract, retain, motivate and provide additional incentive to certain directors, officers, employees, consultants and advisors, whose contributions are essential to our growth and success by enabling them to participate in our long-term growth through the exercise of stock options and the ownership of our stock.

Administration

The 2006 Plan is administered by our board of directors. Our board of directors may delegate the administration of the 2006 Plan to our Compensation Committee or to another committee of the board of directors. For purposes of the following discussion, the term “Administrator” means the board of directors or the committee to which it delegates its authority as provided above. The Administrator has the authority, subject to the terms of the 2006 Plan, to determine the individuals to whom options will be granted, the times at which options will be granted and the terms and conditions of the options.

Eligibility

Options may be granted to our directors, officers, employees, consultants and advisors. Options intended to qualify, under the standards set forth in certain federal tax rules, as incentive stock options (“ISOs”) may be granted only to employees while actually employed by us. Non-employee directors, consultants and advisors are not entitled to receive ISOs.

Option Price

The option price for ISOs generally will be 100% of the fair market value of our common stock on the date the option is granted; however, if the optionee in the 2006 Plan owns more than 10% of the combined voting power of the Company and any subsidiary or parent corporation, the option price will be not less than 110% of the fair market value of our common stock on the date of grant. The aggregate fair market value of our common stock (based upon the exercise price times number of shares) for which ISOs first become subject to exercise by an optionee during any given calendar year may not exceed $100,000. The option price for non-qualified stock options will be determined by the Administrator and may be less than, equal to or greater than the fair market value of our common stock on the date of grant. Fair market value for purposes of the 2006 Plan is the closing market price of our common stock as reported on the market determined by our board of directors to be the primary market for the common stock on the date of grant. In the event our common stock is not traded on a recognized market at the time of grant, the Administrator will determine fair market value.

Duration of Options

Each stock option will terminate on the date fixed by the Administrator, which will not be more than ten years after the date of grant. If the optionee in the 2006 Plan owns more than 10% of the combined voting power of the Company and any subsidiary or parent corporation, any ISO granted to such optionee will terminate not more than five years after the date of grant.

Vesting

Options become exercisable when they have vested, subject to any further restrictions on exercise imposed by our board of directors in individual option agreements. The Administrator will specify the relevant vesting provisions at the time of the grant.

Exercise Period

The exercise period for options granted under the 2006 Plan may not exceed ten years from the date of grant.

Payment

The Administrator will determine whether the exercise of options will be settled in whole or in part in cash, common stock or other securities of the Company, or other property.

Transfer Restrictions

Options are not transferable by the optionee other than by will or by the laws of descent and distribution.

Shares That May Be Issued Under the 2006 Plan

A maximum of 948,000 shares of our common stock, which number may be adjusted as described below, are available for issuance pursuant to the exercise of options granted under the 2006 Plan. If any option terminates or is canceled for any reason without having been exercised in full, the shares of stock not issued will then become available for additional grants of options. The number of shares available under the 2006 Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action.

Termination of and Amendments to the 2006 Plan

The board of directors may amend the 2006 Plan from time to time, except that no amendment will be made without shareholder approval if such approval is necessary to comply with applicable law. No options may be granted under the 2006 Plan after June 27, 2016.

Income Tax Consequences

Under present law, the federal income tax treatment of stock options under the 2006 Plan is generally as follows:

Incentive Stock Options

For regular income tax purposes, an optionee will not realize taxable income upon either the grant of an ISO or its exercise if the optionee has been an employee of the Company or a subsidiary at all times from the date of grant to a date not more than three months before the date of exercise. The difference between the fair market value of the stock at the date of exercise and the exercise price of an ISO, however, will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If the shares acquired upon an exercise of an ISO are not disposed of by the optionee within two years from the date of grant or within one year from the date of exercise, any gain realized upon a subsequent sale of the shares will be taxable as a capital gain. In that case, the Company will not be entitled to a deduction in connection with the grant or the exercise of the ISO or the subsequent disposition of the shares by the optionee. The amount of gain or loss realized upon such a sale or other disposition will be measured by the difference between the amount realized and the earlier exercise price of the ISO (the optionee’s basis in the stock). If the optionee disposes of the shares within two years from the date of grant of the ISO or within one year from the date of exercise of the ISO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares at the date of exercise (or the amount realized on disposition, if less) over the option price, and the Company will be allowed a corresponding deduction. If the amount realized on the disposition exceeds the fair market value of the shares at the date of exercise the gain on disposition in excess of the amount treated as ordinary income will be treated as capital gain. If the optionee holds the shares for more than 12 months from the date of exercise, any such gain will be a long-term capital gain.

Non-Qualified Stock Options

An optionee will not realize income upon the grant of a non-qualified stock option (“NSO”). Upon the exercise of a NSO granted at or above fair market value, an optionee will be required to recognize ordinary income in an amount equal to the excess of the fair market value at the date of exercise of the NSO over the option price. In the case of an option granted at below fair market value, proposed federal regulations provide that the optionee will be taxed on the spread when the option vests, unless the option is automatically exercised upon the occurrence of specific events. If the option is taxed when it vests, the optionee will also be subject to an additional 20% tax. Any compensation includable in the gross income of an employee with respect to a NSO will be subject to appropriate federal income and employment taxes. The Company will be entitled to a business expense deduction in the same amount and at the same time as when the optionee recognizes compensation income. Upon a subsequent sale of the stock, any amount realized in excess of such fair market value will constitute a capital gain. If the optionee holds the shares for more than 12 months from the date of exercise, any such gain will be a long-term capital gain. In the limited circumstances in which an officer who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) exercises a NSO, which exercise is not exempt under Section 16(b), no income is recognized for federal income tax purposes at the time of exercise unless the optionee makes an election under Section 83(b) of the Code within 30 days after the date of exercise, in which case the optionee will be subject to the tax based on the value of the shares on the date of exercise. Where such an election is not made, the optionee will recognize ordinary income on the first date that sale of such shares would not create liability under Section 16(b) of the 1934 Act (this is generally, but not necessarily, six months after the date of exercise). The ordinary income recognized by such an optionee will be the excess, if any, of the fair market value of shares on such later date over the option exercise price.

The foregoing discussion does not purport to be a complete analysis of all the potential tax consequences relevant to optionees or to the Company or its subsidiaries. The above discussion does not take into account the effect of state and local tax laws. Moreover, no assurance can be given that legislative, administrative, regulatory or judicial changes or interpretations will not occur which could modify such analysis. In addition, an individual’s particular tax status may result in different tax consequences from those described above. Therefore, any optionee should consult with his or her own tax adviser concerning the tax consequences of the grant, exercise and surrender of such options and the disposition of any stock acquired pursuant to the exercise of such options.

ITEM 3

APPROVAL OF 2007 RESTRICTED STOCK GRANT PLAN

The Company’s 2007 Restricted Stock Grant Plan (the “2007 Plan”) has been approved by the Company’s board of directors and will take effect upon stockholder approval.

Summary of the 2007 Plan

The following is a summary of the material provisions of the 2007 Plan and is qualified in its entirety by reference to the complete text of the 2007 Plan, a copy of which is attached to this proxy statement as Appendix B.

Purpose

The purpose of the 2007 Plan is to enable the Company to retain, motivate and provide additional incentive to certain officers and employees whose contributions are essential to the growth and success of the Company, by enabling them to participate in the long-term growth of the Company through stock ownership.

Administration

The 2007 Plan shall be administered by the Compensation Committee (the “Committee”) of the board of directors of the Company. The Committee shall have the authority to grant restricted stock under the 2007 Plan and to modify the terms of any such grants.

Shares of Stock Available for Restricted Stock Grants

A total of 340,000 shares of common stock, par value $.0001 per share, of the Company shall be available for grants of restricted stock under the 2007 Plan. All 340,000 shares of the common stock have been registered on a registration statement on Form S-8, filed with the Securities and Exchange Commission on April 2, 2007.

General Provisions

The 2007 Plan applies to those grants of restricted stock approved, in advance, by the Committee at its meeting of February 28, 2007. Other than those shares of restricted stock approved on February 28, 2007, no other shares of restricted stock shall be granted under the 2007 Plan.

Vesting

The shares of restricted stock are subject to the restriction that they shall only vest over a period of five years, with one-fifth of the aggregate number of shares in each grant vesting on each of the five successive anniversary dates of February 28, 2007, with the last fifth of the aggregate of shares of each grant vesting on February 28, 2012.

Forfeiture

Any grantee that ceases to be an employee of the Company at any time or for any reason will only be entitled to the economic benefits, including the ability to transfer or dispose of shares, with respect to those shares of restricted stock which have vested as of such grantee’s last day of employment with the Company.

New Plan Benefits

The following table sets forth information with respect to the grants of restricted stock, approved by the Committee on February 28, 2007, to (a) each of our named executive officers; (b) all current executive officers as a group; (c) all current non-employee directors as a group; and (d) all employees, including current officers who are not executive officers, as a group:

Name of Individual or Identity of Group and Position	Dollar Value ($)	Number of Shares of Restricted Stock
Irvin E. Richter, Chairman and Chief Executive Officer	$—	—
John Fanelli III, Senior Vice President and Chief Financial Officer	—	—
David L. Richter, President and Chief Operating Officer	383,500	50,000
Raouf S. Ghali, President, Project Management Group (International)	191,750	25,000
Frederic Z. Samelian, President, Construction Claims Group	191,750	25,000
All current executive officers as a group (6 people)	843,700	110,000
All current directors who are not executive officers as a group (5 people)	—	—
All other employees, including current officers who are not executive officers, as a group (31 people)	$1,725,750	225,000

Recommendation and Vote Required

Approval of our 2007 Restricted Stock Plan will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock represented in person or by proxy and entitled to vote at the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2007 RESTRICTED STOCK GRANT PLAN.

ITEM 4

APPROVAL OF 2008 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors is asking the stockholders to approve the Hill International, Inc., 2008 Employee Stock Purchase Plan (the “ESPP”).

The Board believes that the ESPP provides a valuable opportunity for employees to acquire an ownership interest in the Company and provides stockholder value by aligning employee and stockholder interests.

The ESPP was approved by the Board on April 21, 2008, but will not become effective unless the stockholders approve it.

The Board of Directors recommends a vote FOR approval of the Hill International, Inc., 2008 Employee Stock Purchase Plan.

A copy of the ESPP is attached to this proxy statement as Appendix C and is incorporated herein by reference. The following description of the ESPP is a summary and does not purport to be a complete description.

Description of the ESPP

Purpose. The purpose of the ESPP is to provide employees of the Company and various designated subsidiaries with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company through the purchase of the Company’s common stock pursuant to a plan that is intended to qualify for beneficial tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration. The ESPP may be administered by the Company’s Board of Directors or any Board appointed committee, or by one or more executive officers designated by the Board or the committee. The Board has established an Administrative Committee to serve as the plan administrator, which is composed of the Company’s Senior Vice President and General Counsel, its Senior Vice President and Chief Financial Officer and its Senior Vice President and Chief Administrative Officer. The plan administrator is authorized to administer and interpret the ESPP and to make such rules and regulations as it deems necessary to administer the ESPP, so long as such interpretation, administration or application regarding purchases corresponds to the requirements of Code Section 423. Decisions of the plan administrator shall be final and binding on all parties who have an interest in the ESPP. The plan administrator may delegate the duty to perform administrative functions.

Stock Subject to the ESPP. Under the ESPP, qualified employees may purchase shares of Common Stock at a discount from market price, without incurring broker commissions. A maximum of 2,000,000 shares of Common Stock, subject to adjustment for stock splits and similar events, are reserved for issuance under the ESPP. The Common Stock issued under the ESPP will be from authorized but unissued shares of the Company’s Common Stock or from treasury shares.

Eligibility. To be eligible to participate in the ESPP, an employee must be employed by the Company or a designated subsidiary at least 20 hours per week, have been employed by the Company or a designated subsidiary for a minimum of 90 days, and may not own 5% or more of the combined voting power or value of the Company’s capital stock or that of any related corporations. Provided that the employee was in compliance with each of the foregoing eligibility standards on the date of termination of his employment, and further provided that his or her employment was not terminated for cause, the employee’s eligibility to participate in the ESPP will continue for a period of three months after the date of such termination. These eligibility criteria may be changed by the plan administrator for future offering periods within the limits of Code Section 423. Approximately 1,800 employees are eligible to participate in the ESPP as of April 21, 2008.

Purchase of Stock. Participating employees may purchase a whole number of shares of Common Stock at any time while they are employed by the Company or a designated subsidiary, and for a period of three months thereafter, provided that they satisfy the above-mentioned eligibility requirements. Purchases shall be consummated by delivering payment in full for the entire amount of shares to be purchased to the Company not later than seven calendar days after notice of the employee’s election to purchase such shares is received by the Company. Under the ESPP, no employee may purchase more than $25,000 worth of Common Stock (based on the fair market value of the Common Stock on the Purchase Date, which is the day when a participating employee gives notice to the Company of his election to purchase shares of Common Stock) during a calendar year.

Purchase Price. The purchase price per share of Common Stock is 85% of the fair market value of the Common Stock on the Purchase Date. For purposes of the ESPP, “fair market value” generally means the closing sale price for the Common Stock for the day. As of April 21, 2008, the closing sales price for the Common Stock was $14.49 per share.

Effect of Termination. Employees have no right to acquire shares under the ESPP upon expiration of the three month anniversary of the date of termination of their employment for any reason other than for cause. Employees whose employment has been terminated for cause shall have no right to acquire shares under the ESPP as of the date of termination of their employment.

Nontransferability. Rights with regard to the purchase of shares under the ESPP are not transferable and shall be exercised during the employee’s lifetime only by the employee. An employee may designate a beneficiary who may receive any shares or cash from an employee’s account under the ESPP.

Limitations on Participants’ Rights to Sell Shares Purchased Under the ESPP. Shares of Common Stock purchased under the terms of the ESPP may not be sold for a period of ninety (90) days following the Purchase Date.

Change in Control. In the event of certain mergers, consolidations or acquisitions by another corporation of all or substantially all of the Company’s assets, each outstanding option to purchase shares under the ESPP will be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the option, the offering period during which a participant may purchase stock will be shortened to a specified date before such proposed transaction.

Amendment, Suspension and Termination of the ESPP. The Board generally has the power to amend, suspend or terminate the ESPP, except that the Board may not amend the ESPP without stockholder approval if such approval is required by Section 423 of the Code.

U.S. Federal Income Tax Consequences

The Company intends that the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code. The following discussion is only a brief summary of the material federal income tax consequences to the Company and the participating employees in the United States in connection with the ESPP. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee or any employee who is not a U.S. citizen. The discussion is based on the Code, applicable Treasury regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The discussion does not address the consequences of state, local or foreign tax laws.

Under the Code, the Company is deemed to grant employee participants in the ESPP a new “option” to purchase shares of Common Stock on each date of his or her employment at a purchase price equal to 85% of the fair market value of the Common stock on the Purchase Date.

The required holding period for favorable federal income tax treatment upon disposition of Common Stock acquired under the ESPP is the later of (a) two years after the deemed “option” is granted, and (b) one year after the deemed “option” is exercised and the Common Stock is purchased. Inasmuch as the ESPP accords to eligible participants a one day right to purchase Common Stock at a different purchase price on each day during the period when they are considered to be eligible, the date on which a deemed “option” is granted generally will be identical to the date on which that deemed “option” is exercised. Therefore, the holding period required for favorable tax treatment generally will be two years from the Purchase Date. When the Common Stock is disposed of after this period, or after the employee’s death if the employee dies while holding the Common Stock (a “qualifying disposition”), the employee (or in the case of death, the employee’s estate) realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the Common Stock at the time the deemed “option” was granted exceeded the “option price,” and (b) the amount by which the fair market value of the Common Stock at the time of the disposition exceeded the “option price.” The “option price” is generally equal to 85% of the fair market value of the Common Stock on the Purchase Date. Thus, the maximum amount of gain taxable as ordinary income generally is the amount of the 15% discount measured as of the Purchase Date. Any further gain recognized on a qualifying disposition will be long-term capital gain. If the sale price is less than the option price, there is no ordinary income and any loss recognized generally will be a long-term capital loss.

When an employee sells or disposes of the Common Stock acquired under the ESPP (including by way of most gifts) before the expiration of the required holding period (a “disqualifying disposition”), the employee generally will recognize ordinary income to the extent of the difference between the price actually paid for the Common Stock and the fair market value of the Common Stock at the date the option was exercised, regardless of the price at which the Common Stock is sold. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the employee held the shares more than 12 months. If the sale price is less than the fair market value of the Common Stock at the date of exercise, then the employee will have a capital loss equal to such difference.

Even though an employee must treat part of his or her gain on a qualifying disposition of Common Stock acquired under the ESPP as ordinary income, the Company may not take a business deduction for such amount. However, if an employee makes a disqualifying disposition of Common Stock acquired under the ESPP, the amount of income that the employee must report as ordinary income generally qualifies as a business deduction for the Company for the year of such disposition, subject to the limitations imposed under the Code.

Other Information

Because participation in the ESPP is entirely within the discretion of the eligible employees, a new plan benefits table, as described in the federal proxy rules, is not provided. Because the Company cannot predict the participation levels by employees, the rate of employee contributions or the eventual purchase price under the ESPP, it is not possible to determine the value of benefits that may be obtained by executive officers and other employees under the ESPP.

OTHER MATTERS

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto, in what according to their judgment is in the interests of Hill and its stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during fiscal 2007.

ANNUAL REPORT

In addition to the proxy statement and proxy card, a copy of the Company’s 2007 Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and which is not part of the proxy soliciting material, is enclosed. The 2007 Annual Report is being furnished to you without the exhibits to the Form 10-K. Upon your request, the Company will provide you with a copy of the exhibits. You may under some circumstances be responsible for the Company’s reasonable expenses in furnishing such exhibits.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

We anticipate that we will hold our 2009 Annual Meeting of Stockholders on or about June 10, 2008. Stockholders who wish to present proposals to be included in the Company’s proxy materials for the 2009 Annual Meeting of Stockholders must submit such proposals to us at Hill International, Inc., 303 Lippincott Centre, Marlton, New Jersey 08053, Attn: Corporate Secretary, by December 31, 2008. If you wish to submit a proposal at the 2009 Annual Meeting of Stockholders which will not be included in the proxy statement for such meeting, you must submit your proposal no earlier than March 15, 2009 and no later than April 15, 2009.

For any proposal that is not submitted for inclusion in next year’s proxy materials, but is instead sought to be presented directly at the 2009 Annual Meeting, SEC rules permit us to exercise discretionary voting authority to the extent conferred by proxy if we: (1) receive notice of the proposal before March 14, 2009 and advise stockholders in the 2009 proxy statement of the nature of the proposal and how we intend to vote on such matter or (2) do not receive notice of the proposal before March 14, 2009.

May 7, 2008

Marlton, New Jersey

Appendix A

HILL INTERNATIONAL, INC.

2006 EMPLOYEE STOCK OPTION PLAN

As Amended on April 21, 2008 and

Approved, as so Amended, by the Stockholders on [            ]

Section 1. Purpose

The purpose of the Hill International, Inc. 2006 Employee Stock Option Plan (the “Plan”) is to enable Hill International, Inc. (the “Company”) to attract, retain, motivate and provide additional incentive to certain directors, officers, employees, consultants and advisors, whose contributions are essential to the growth and success of the Company, by enabling them to participate in the long-term growth of the Company through stock ownership.

Section 2. Definitions

As used in the Plan:

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Board” means the Board of Directors of the Company.

“Cause” means the termination of a Participant’s employment, consulting or advisory relationship with the Company or the termination of a Participant’s membership on the Board because of the occurrence of any of the following events:

(i) the Participant materially breaches any of his obligations as an employee or director of the Company;

(ii) the Participant conducts his duties with respect to the Company in a manner that is improper or negligent; or

(iii) the Participant fails to perform his obligations faithfully as provided in any employment agreement executed between the Company and the Participant, engages in habitual drunkenness, drug abuse, or commits a felony, fraud or willful misconduct which has resulted, or is likely to result, in material damage to the Company, or as the Board in its sole discretion may determine.

“Committee” means the Compensation Committee of the Board (or any successor committee of the Board) or such other committee that is responsible for making recommendations to the Board (or for exercising authority delegated to it by the Board pursuant to Section 3 of the Plan, if any) with respect to the grant and terms of Options under the Plan; provided, however, that (i) with respect to Options to any employees who are officers of the Company or members of the Board for purposes of Section 16 of the Exchange Act, Committee means all of the members of the Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act, or any successor rule, (ii) with respect to Options to any employees who are officers of the Company or members of the Board for purposes of Section 16 and who are intended to satisfy the requirements for “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the regulations promulgated thereunder, and any successors thereto, Committee means all of the members of the Compensation Committee who are “outside directors” within the meaning of Section 162(m) of the Code, and (iii) with respect to all Options, the Committee shall be comprised of “independent” directors.

“Company” means Hill International, Inc., a Delaware corporation, and any present or future parent or subsidiary corporations (as defined in Section 424 of the Code) or any successor to such corporations.

“Common Stock” or “Stock” means the common stock, $0.0001 par value per share, of the Company.

“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value”, with respect to Common Stock, shall be determined as follows:

(i) If the Common Stock is at the time listed on any stock exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange or the Nasdaq Market determined by the Board to be the primary market for the Common Stock, as such price is officially reported on such exchange or market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time traded on the Over-The-Counter Bulletin Board (“OTCBB”), then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is quoted on the OTCBB or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is not listed or traded on any stock exchange or Nasdaq System or the OTCBB, the Fair Market Value shall be determined by the Board in good faith and in the manner established by the Board from time to time using a reasonable valuation method.

“Incentive Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is designated as such or is otherwise intended to meet the requirements of Section 422 of the Code or any successor provision.

“Non-Employee Director” means a member of the Board who is not an employee of the Company.

“Non-Qualified Stock Option” means an option to purchase shares of Common Stock granted to a Participant under the Plan which is designated as such or is otherwise not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means an eligible person selected by the Board to receive an Option under the Plan.

“Plan” means the Arpeggio Acquisition Corporation 2006 Employee Stock Option Plan.

“Retirement” means termination of employment in accordance with the retirement provisions of any retirement plan maintained by the Company.

Section 3. Administration

(a) The Plan shall be administered by the Board. Among other things, the Board shall have authority, subject to the terms of the Plan including, without limitation, the provisions governing participation in the Plan, to grant Options, to determine the individuals to whom and the time or times at which Options may be granted and to determine the terms and conditions of any Option granted hereunder. Subject to paragraph (d) of this Section 3, the Board may solicit the recommendations of the Committee with respect to any of the foregoing, but shall not be bound to follow any such recommendations.

(b) Subject to the provisions of this Plan, the Board shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Option and to decide all disputes arising in connection with the Plan. The Board’s decision and interpretations shall be final and binding. Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

(c) The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. The Board shall keep minutes of its actions under the Plan.

(d) The Board shall have the authority to delegate all or any portion of the authority granted to it (consistent with applicable law) under this Section 3 or elsewhere under the Plan to the Committee. If such authority is so delegated by Board, the Committee shall have such rights and authority to make determinations and administer the Plan as are specified in the delegation of authority. To the extent that the Board delegates its authority as provided by this Section 3(d), all references in the Plan to the Board’s authority to grant Options and make determinations with respect thereto shall be deemed to include the Committee.

Section 4. Eligibility

All officers, employees, consultants and advisors of the Company who are from time to time responsible for the management, growth and protection of the business of the Company, and all directors of the Company, shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Board, in its sole discretion, from among those eligible, and the Board shall determine in its sole discretion the numbers of shares to be covered by the Option or Options granted to each Participant. Options intended to qualify as Incentive Stock Options shall be granted only to key employees while actually employed by the Company. Non-Employee Directors, consultants and advisors shall not be entitled to receive Incentive Stock Options under the Plan.

Section 5. Shares of Stock Available for Options

(a) Options may be granted under the Plan for up to 3,000,000 shares of Common Stock. If any Option in respect of shares of Common Stock expires or is terminated before exercise or is forfeited for any reason, without a payment in the form of Common Stock being granted to the Participant, the shares of Common Stock subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for grant under the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized and unissued shares, shares purchased in the open market or otherwise, treasury shares, or any combination thereof, as the Board may from time to time determine.

(b) In the event that the Board determines, in its sole discretion, that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, stock split, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted under the Plan to Participants, the Board shall have the right to adjust equitably any or all of (i) the number of shares of Common Stock in respect of which Options may be granted under the Plan to Participants, (ii) the number and kind of shares subject to outstanding Options held by Participants, and (iii) the exercise price with respect to any Options held by Participants, and if considered appropriate, the Board may make provision for a cash payment with respect to any outstanding Options held by a Participant, provided that the number of shares subject to any Option shall always be a whole number.

Section 6. Incentive Stock Options

(a) Subject to Federal statutes then applicable and the provisions of the Plan, the Board may grant Incentive Stock Options and determine the number of shares to be covered by each such Option, the option price therefor, the term of such Option, the vesting schedule of such Option, and the other conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and shall comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Board under the Plan be so exercised, so as to disqualify, without the consent of the Participant, any Incentive Stock Option granted under the Plan pursuant to Section 422 of the Code. The foregoing notwithstanding, any Option that fails to be an ISO shall remain outstanding according to its terms and shall be treated by the Company as a Non-Qualified Stock Option.

(b) The option price per share of Common Stock purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be not less than 110% of Fair Market Value of the Common Stock on the date of grant.

(c) No Incentive Stock Option shall be exercisable more than ten (10) years after the date such option is granted. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, such Option shall not be exercisable after the expiration of five (5) years from the date of grant.

(d) Unless otherwise determined by the Board at the time of grant, in the event a Participant’s employment terminates by reason of Retirement or Disability, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Incentive Stock Option or within three (3) months in the case of Retirement and twelve (12) months in case of Disability (or such shorter period as the Board shall determine at the time of grant) following the Participant’s termination of employment, whichever period is shorter.

(e) Unless otherwise determined by the Board at the time of grant, in the event a Participant’s employment is terminated by reason of death, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised by the Participant’s legal representative at any time prior to the expiration date of the term of the Incentive Stock Option or within twelve (12) months (or such shorter period as the Board shall determine at the time of grant) following the Participant’s termination of employment, whichever period is shorter.

(f) Unless otherwise determined by the Board at or after the time of grant, in the event a Participant’s employment shall terminate for Cause, any Incentive Stock Option granted to such Participant which is then outstanding shall be canceled and shall terminate.

(g) Unless otherwise determined by the Board at or after the time of grant, in the event the a Participant’s employment shall terminate for any reason other than death, Disability, Retirement or Cause, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such option or within three (3) months (or such shorter period as the Board shall determine at the time of grant) following Participant’s termination of employment, whichever period is shorter.

(h) The aggregate Fair Market Value of Common Shares first becoming subject to exercise as an Incentive Stock Option by a Participant during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000.00). Such aggregate Fair Market Value shall be determined as of the date such Option is granted.

Section 7. Non-Qualified Stock Options

(a) Subject to the provisions of the Plan, the Board may grant Non-Qualified Stock Options and determine the number of shares to be covered by each such Option, the option price therefor, the term of such Option, the vesting schedule and the other conditions and limitations applicable to the exercise of the Non-Qualified Stock Options.

(b) The option price per share of Common Stock purchasable under a Non-Qualified Stock Option shall be the price determined by the Board, which may be less than, equal to or greater than the Fair Market Value of the Common Stock on the date of grant.

(c) No Non-Qualified Stock Option shall be exercisable more than ten (10) years after the date such option is granted.

(d) Unless otherwise determined by the Board at the time of grant, in the event a Participant’s employment by the Company or membership on the Board terminates by reason of Retirement or Disability, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Non-Qualified Stock Option or within three (3) months in the case of Retirement and twelve (12) months in case of Disability (or such shorter period as the Board shall determine at the time of grant) following the Participant’s termination of employment, whichever period is shorter.

(e) Unless otherwise determined by the Board at the time of grant, in the event a Participant’s employment by the Company or membership on the Board is terminated by reason of death, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised by the Participant’s legal representative at any time prior to the expiration date of the term of the Non-Qualified Stock Option or within twelve (12) months (or such shorter period as the Board shall determine at the time of grant) following the Participant’s termination of employment, whichever period is shorter.

(f) Unless otherwise determined by the Board at or after the time of grant, in the event a Participant’s employment by the Company or membership on the Board shall terminate for Cause, any Non-Qualified Stock Option granted to such Participant which is then outstanding shall be canceled and shall terminate.

(g) Unless otherwise determined by the Board at or after the time of grant, in the event a Participant’s employment by the Company or membership on the Board shall terminate for any reason other than death, Disability, Retirement or Cause, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Option or within three (3) months (or such shorter period as the Board shall determine at the time of grant) following Participant’s termination, whichever period is shorter.

Section 8. General Provisions Applicable to Options

(a) Each Option under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

(b) Each Option may be granted alone, in addition to or in relation to any other Option. The terms of each Option need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Option, any determination with respect to an Option may be made by the Board at the time of grant or at any time thereafter.

(c) The Board shall determine whether Options are settled in whole or in part in cash, Common Stock, other securities of the Company, or other property, and may, in its discretion, permit “cashless exercises” pursuant to such procedures as may be established by the Board.

(d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Board at or after the grant of the Option, by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Board may in its sole discretion determine.

(e) No Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s duly appointed guardian or personal representative.

(f) The Board may at any time accelerate the exercisability of all or any portion of any Option.

(g) The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Options under the Plan no later than the date of the event creating the tax liability. In the Board’s sole discretion, a Participant may elect to have such tax obligations paid, in whole or in part, in shares of Common Stock, including shares retained from the Option creating the tax obligation. For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(h) For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

(i) a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another, or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing.

For purposes of the Plan, employees of a subsidiary of the Company shall be deemed to have terminated their employment on the date on which such subsidiary ceases to be a subsidiary of the Company.

(i) The Board may amend, modify or terminate any outstanding Option held by a Participant, including substituting therefor another Option of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Stock Option, provided that the Participant’s consent to each action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 9. Miscellaneous

(a) No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

(b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees.

(c) Subject to the provisions of the applicable Option, no Participant shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

(d) Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

(e) No member of the Board shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board be liable for any agreement issued pursuant to this Plan or any grants under it. Each member of the Board shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes willful misconduct.

(f) The Plan shall be effective as of the date that the shareholders of the Company approve the Plan.

(g) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be granted without shareholder approval if such approval is necessary to comply with any applicable tax laws or regulatory requirement.

(h) Options may not be granted under the Plan after June 27, 2016, but then-outstanding Options may be exercised in accordance with their terms after such date.

(i) To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of Delaware.

(j) Options may be granted to employees of the Company who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board may also impose conditions on the exercise or vesting of Options in order to minimize the Company’s obligation with respect to tax equalization for employees on assignments outside their home country.

APPENDIX B

HILL INTERNATIONAL, INC.

2007 RESTRICTED STOCK GRANT PLAN

Section 1. Purpose

The purpose of the Hill International, Inc. 2007 Restricted Stock Grant Plan (the “Plan”) is to enable Hill International, Inc. (the “Company”) to retain, motivate and provide additional incentive to certain officers and employees whose contributions are essential to the growth and success of the Company, by enabling them to participate in the long-term growth of the Company through stock ownership.

Section 2. Administration

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company. The Committee shall have the authority to grant restricted stock under the Plan and to modify the terms of any such grants.

Section 3. Shares of Stock Available for Restricted Stock Grants

A total of 340,000 shares of common stock, par value $.0001 per share, of the Company shall be available for grants of restricted stock under the Plan.

Section 4. Restrictions

(a) Restriction. The shares of restricted stock granted hereunder shall be subject to the restriction that they shall only vest over a period of approximately five years, with one fifth of the aggregate number of shares in each grant vesting in each of the five successive anniversary dates of February 28, 2007.

(b) Vesting. One fifth of the total number of shares granted under the Plan will vest on each of the five successive anniversary dates of February 28, 2007, with 20% of the total grant vesting on the anniversary date falling in 2008, an additional 20% of the total grant vesting on the anniversary date falling in 2009, an additional 20% of the of the total grant vesting on the anniversary date falling on 2010, an additional 20% of the total grant vesting on the anniversary date falling on 2011, and an additional 20% of the total grant vesting on the anniversary date falling on 2012.

(c) Forfeiture. Participants in the Plan that do not remain employees of Hill through the anniversary date falling in 2012 will not receive all of the shares of restricted stock which are granted hereunder. Any participant that ceases to be an employee of Hill International, Inc. at any time or for any reason, will only be entitled to the economic benefits, including the ability to transfer or dispose of shares, with respect to those shares of restricted stock which have vested as of such participant’s last day of employment with the Company.

Section 5. General Provisions

(a) Each grant of restricted stock shall be evidenced by a writing delivered to the participating employee specifying the terms and conditions of the grant and containing such other terms and conditions as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with any applicable law.

(b) This Plan shall apply to those grants of restricted stock approved, in advance, by the Committee at its meeting of February 28, 2007. Other than those shares of restricted stock approved on February 28, 2007, no other shares of restricted stock shall be granted under the Plan.

B-1

(c) No person shall have any claim or right to be granted a share of restricted stock and any grant of restricted stock shall not be construed as giving an employee the right to continued employment.

(d) No grants under the Plan shall be effective prior to the date on which a Registration Statement on Form S-8 registering the shares granted under the Plan is filed pursuant to the Securities Act of 1933 with the United States Securities and Exchange Commission.

B-2

APPENDIX C

HILL INTERNATIONAL, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

HILL INTERNATIONAL, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Hill International, Inc., 2008 Employee Stock Purchase Plan (the “ESPP”) is to provide employees of Hill International, Inc., a Delaware corporation (the “Company”), with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company through the purchase of common stock of the Company (“Common Stock”). The Company intends the ESPP to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. Accordingly, the provisions of the ESPP shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423. The ESPP was adopted by the Board of Directors on April 21, 2008 and shall become effective [            ].

2.	Definitions.

(a) “Board of Directors” means the board of directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Compensation” shall mean all regular gross wages exclusive of commissions, overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation; except as the Company may otherwise determine from time to time pursuant to rules uniformly applied.

(d) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board of Directors from time to time in its sole discretion as eligible to participate in the ESPP.

(e) “Eligible Employee” means any Employee of the Company or a Designated Subsidiary, excluding:

(1) any Employee who customarily is employed for twenty (20) hours per week or less;

(2) any Employee who would own (immediately after the grant of an option under the ESPP and applying the rules of Code Section 424(d) in determining stock ownership) shares, and/or hold outstanding options to purchase shares, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Parent or Subsidiary;

(3) any employee who has been employed for a minimum of 90 days as of a Purchase Date or any lesser or greater minimum employment period not to exceed two years that is established by the Plan Administrator; and

(4) if established by the Plan Administrator, any Employee who customarily is employed for five (5) months or less.

If the Company permits any employee of a Designated Subsidiary to participate in the ESPP, then all employees of that Designated Subsidiary who meet the foregoing requirements shall also be considered Eligible Employees.

(f) “Employee” means any common law employee employed by the Company or a Subsidiary.

(g) “Parent” means a corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option hereunder, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(h) “Participant” means an Eligible Employee who participates in the ESPP pursuant to Paragraph 3.

(i) “Plan Administrator” means the Company’s Board of Directors or any Board appointed committee, or by one or more executive officers designated by the Board or the committee.

(j) “Purchase Date” means the day a Participant in the ESPP gives notice to the Company of his election to purchases shares of the Common Stock.

(k) “Subsidiary” means a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option hereunder, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Eligibility and Participation.

(a) Any person who has been an Eligible Employee at least ninety (90) days shall be eligible to become a Participant in the ESPP.

(b) A person shall cease to be an active Participant three (3) months after the date of a termination of employment from the Company and all Designated Subsidiaries, for any reason other than for cause. If such person’s employment has been terminated for cause, he shall cease to be an active Participant on the date of such termination. The Board of Directors shall determine, in its sole discretion, and on a case by case basis, whether any Participant’s employment has been terminated for cause.

4. Grant of Right to Purchase and Purchase Price.

(a) A Participant is granted a right to purchase a whole number of shares at eighty-five percent (85%) of the fair market value of the Common Stock on the Purchase Date.

(b) Notwithstanding the preceding subparagraph or any other provisions of the ESPP, and notwithstanding that fact that, in effect, a new option to purchase Common Stock is granted each day under the ESPP to replace the option issued the preceding day, the aggregate amount of shares which any Participant may purchase in respect of each calendar year pursuant to all options granted to such Participant under the ESPP throughout such calendar year may not exceed in value (determined at the time the shares are purchased), the amount of $25,000.

(c) For purposes of the preceding subparagraphs, the fair market value of a share of Common Stock on the Purchase Date shall be determined as of each such date, or the most immediately preceding business day with respect to which the information required in the following clauses is available, as follows:

(1) If the Common Stock is admitted to trading on any established national stock exchange or market system on the date in question then the fair market value of a share of Common Stock shall be equal to the closing sales price for such shares as quoted on such national exchange or system on such date; or;

(2) if the Common Stock is admitted to quotation or is regularly quoted by a recognized securities dealer but selling prices are not reported on the date in question, then the fair market value shall be equal to the mean between the bid and asked prices of the Common Stock reported for such date;

(3) if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service.

In each case, the applicable price shall be the price reported in such source as the Board deems reliable; provided, however, that if there is no such reported price for the Common Stock for the date in question, then the fair market value shall be equal to the price reported on the last preceding date for which such price exists. If neither (1), (2) or (3) is applicable, then the fair market value shall be determined by the Board in good faith on such basis as it deems appropriate.

5. Purchase and Delivery. Shares shall not be delivered unless and until payment in full of the purchase price actually has been received by the Company. No election to purchase shares under the ESPP shall be valid unless such full payment is received by the Company within seven calendar days after notice of the employee’s election to purchase such shares is received by the Company. As soon as administratively feasible after receipt of the purchase price, the Company shall deliver to the Participant the shares of Common Stock purchased through participation in the ESPP. The cost of any disposition of shares of Common Stock acquired through participation in the ESPP shall be the sole responsibility of the Participant.

6. Stock Subject to ESPP.

(a) The shares of Common Stock to be sold to Participants under the ESPP may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of shares made available for sale under the ESPP shall be 2,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 9.

(b) A Participant will have no interest in shares until a certificate for such shares is issued.

(c) Shares to be delivered to a Participant under the ESPP will be registered in the name of the Participant, or if so directed by the Participant and if permissible under applicable law, in the names of the Participant and one other person designated by the Participant, as joint tenants with rights of survivorship.

(d) Shares of Common Stock purchased under the terms of the ESPP may not be sold for a period of ninety (90) days following the Purchase Date.

7. Administration. The Plan Administrator shall have full and conclusive authority to interpret the ESPP; to prescribe, amend and rescind rules and regulations relating to the ESPP; and to make all other determinations necessary or advisable for the proper administration of the ESPP, so long as such interpretation, administration or application regarding purchases corresponds to the requirements of Code Section 423. The Plan Administrator’s decisions shall be final and binding. The Plan Administrator may delegate the duty to perform administrative functions under the ESPP.

8. Transferability. No rights to acquire shares under the ESPP may be assigned, transferred or pledged in any way by the Participant.

9. Adjustments Upon Changes in Capitalization.

(a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares, or dividend payable in shares of Common Stock, an appropriate adjustment shall be made by the Plan Administrator to the number and kind of shares available for the ESPP, and to the maximum number of shares purchasable, as specified under Paragraph 6(a). No fractional shares shall be issued or optioned in making any such adjustments. All adjustments made by the Plan Administrator under this paragraph shall be conclusive.

(b) The right to purchase Common Stock pursuant to the ESPP shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(c) The Board of Directors shall be entitled to establish limitations or procedures as the Board of Directors determines in its sole discretion advisable which are consistent with the ESPP.

10. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the ESPP unless the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including without limitations, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the purchase of Common Stock, the Company may require the Participant to represent and warrant at the time of any such purchase that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

11. Legends. The Company reserves the right to place an appropriate legend on any certificate representing shares of Common Stock issuable under the ESPP with any such legend reflecting restrictions on the transfer of the shares as may be necessary to reflect the terms of the ESPP, to assure the availability of applicable exemptions under federal and state securities laws, or both.

12. Amendment or Termination. The Board of Directors at any time may amend or terminate the ESPP without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, this ESPP, or Employees are subject. No amendment or termination of the ESPP shall adversely affect the rights of an Employee without his consent with respect to Common Stock previously acquired under the ESPP.

13. Notices. All notices or other communications by a Participant to the Company under or in connection with the ESPP shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company.

14. No Contract. The ESPP shall not be deemed to constitute a contract between the Company or any Subsidiary and any Employee or to be a consideration or an inducement for the employment of any Employee. Nothing contained in the ESPP shall be deemed to give any Employee the right to be retained in the service of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee at any time, regardless of the effect which such discharge shall have upon him or her as a Participant.

15. Headings and Construction. The headings to Paragraphs in the ESPP have been included for convenience of reference only. The ESPP shall be interpreted and construed in accordance with the laws of the State of Delaware.

16. Approval of Stockholders. The ESPP shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the adoption of the ESPP by the Board of Directors. The ESPP is conditioned upon the approval of the stockholders of the Company, and failure to receive their approval shall render the ESPP void and of no effect.

IN WITNESS WHEREOF, the Company has caused this ESPP to be executed as of this 21st day of April, 2008.

HILL INTERNATIONAL, INC.

By:

Title:

HILL INTERNATIONAL, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 10, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Hill International, Inc. hereby appoints Irvin E. Richter and William H. Dengler, Jr. and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Hill International, Inc. to be held on June 10, 2008, at 3:00 PM, local time, at Hill International’s offices at 303 Lippincott Centre, Marlton, NJ 08053, and at any adjournments thereof. You can revoke your proxy at any time before it is voted at the Annual Meeting by: (i) submitting another properly completed proxy bearing a later date; (ii) giving written notice of revocation to any of the persons named as proxies or to the Secretary of Hill International, Inc.; or (iii) voting in person at the Annual Meeting. If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

(Continued and to be signed on the reverse side)

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF

HILL INTERNATIONAL, INC.

June 10, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i    Please detach along perforated line and mail in the envelope provided.    i

i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 4 .

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK

YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1. To elect the following persons to the Board of Directors of the Company for the term described in the proxy statement:	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES		FOR ALL EXCEPT (See instructions below	)
Nominees:

m David L. Richter	☐	☐		☐

m Alan S. Fellheimer

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ●

	FOR	AGAINST	ABSTAIN
2. Approval of an increase in the number of shares issuable under the Company’s 2006 Employee Stock Option Plan to 3,000,000 shares.	☐	☐	☐

3. Approval of the Company’s 2007 Restricted Stock Grant Plan	☐	☐	☐

4. Approval of the Company’s 2008 Employee Stock Purchase Plan	☐	☐	☐

The undersigned acknowledges receipt from Hill International, Inc. prior to the execution of this proxy of a Notice of Annual Meeting and a proxy statement dated May 7, 2008.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Mark here if you plan to attend the Annual Meeting      ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.